Exhibit 31.1 – Rule 13a -14(a)/15d -14(a) Certification of Chief Executive Officer.

CERTIFICATIONS

I, Jeffrey C. Sprecher, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 of Intercontinental Exchange, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: March 15, 2023

/s/ Jeffrey C. Sprecher
Jeffrey C. Sprecher
Chair and Chief Executive Officer

67    Amendment No. 1 to 2022 10-K    INTERCONTINENTAL EXCHANGE